                       BANC OF AMERICA FUNDING CORPORATION

                           $ -------------------------
                                  (Approximate)

                       Mortgage Pass-Through Certificates,
                               Series 20____-____

                                  ____ __, 20__

                             UNDERWRITING AGREEMENT

Banc of America Securities LLC
214 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

      SECTION 1. Introductory. Banc of America Funding Corporation, a Delaware
corporation (the "Company"), proposes to sell to Banc of America Securities LLC
(the "Underwriter"), $_________________ principal amount of its Mortgage
Pass-Through Certificates identified in Schedule I hereto (the "Offered
Certificates") having the Initial Class Certificate Balances set forth in
Schedule I (subject to an upward or downward variance, not to exceed 5%, of the precise Initial Class Certificate Balance or notional amount within such range to be determined by the Company in its sole discretion). The Offered
Certificates, together with three classes of subordinate certificates (the
"Non-Offered Certificates") are collectively referred to herein as the
"Certificates" and evidence the entire ownership interest in the assets of a trust estate (the "Trust Estate") consisting primarily of a pool of [fixed]
interest rate mortgage loans having original terms to maturity of not more than
___ months, as described in Schedule I (the "Mortgage Loans") to be acquired by the Company pursuant to a mortgage loan purchase agreement (the "Mortgage Loan
Purchase Agreement"), to be dated __________ __, 20__, between the Company and
Bank of America, National Association ("BANA"). As of the close of business on the date specified in Schedule I as the cut-off date (the "Cut-off Date"), the
Mortgage Loans will have the aggregate principal balance set forth in Schedule
I. This Underwriting Agreement shall hereinafter be referred to as the
"Agreement." An election will be made to treat the assets of the Trust Estate as a real estate mortgage investment conduit (a "REMIC"). The Certificates are to be issued pursuant to a pooling and servicing agreement, to be dated __________
__, 20__ (the "Pooling Agreement"), among the Company, as depositor,
______________, as master servicer (the "Master Servicer"), and ______________, as trustee (the "Trustee"). The Offered Certificates will be issued in the denominations specified in Schedule I. The Pooling Agreement, this Agreement, the Mortgage Loan Purchase Agreement and the purchase agreement, dated
__________ __, 20__, among Banc of America Securities LLC, as Initial Purchaser and the Company (the "Purchase Agreement") are collectively referred to herein as the "Basic Documents."

      Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement.

      SECTION 2.  Representations and Warranties of the Company. The Company
represents and warrants to the Underwriter as follows:

            (a) The Company meets the requirements for use of Form S-3 under the
      Securities Act of 1933, as amended (the "Act"), and has filed with the
      Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule
      I hereto), which has become effective, for the registration under the Act of the Offered Certificates. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule
      415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to
      Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic
      Prospectus"; and such supplement to the Basic Prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424, is hereinafter called the "Prospectus Supplement" and, collectively with the
      Basic Prospectus, the "Final Prospectus." Any reference herein to the
      Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the
      Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic
      Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus
      shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

            (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final
      Prospectus is filed with the Commission and at the Closing Date, (i) the
      Registration Statement, as amended as of any such time, and the Final
      Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder,
      (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made,

                                        2

      not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any
      amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

            (c) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

            (d) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic
      Prospectus or for any additional information or (ii) the issuance by the
      Commission of any stop order suspending the effectiveness of the
      Registration Statement.

            (e) This Agreement has been duly authorized, executed and delivered by the Company, and each of the other Basic Documents to which the Company is a party, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

            (f) The Company is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

      SECTION 3. Purchase, Sale and Delivery of Offered Certificates. On the
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the principal amount of Offered Certificates at a purchase price set forth in Schedule I hereto.

      The Company will deliver the Offered Certificates to the Underwriter, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and the Underwriter, at the offices of
[Orrick, Herrington & Sutcliffe LLP, Washington, District of Columbia]
[Cadwalader, Wickersham & Taft LLP, New York, New York][Hunton & Williams LLP,
Charlotte, North Carolina] at 10:00 A.M., Eastern time, on __________ __, 20__
or at

                                        3

such other place or time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being referred to herein as the "Closing Date."

      The Offered Certificates so to be delivered will be in such denominations and registered in such names as the Underwriter requests two full business days prior to the Closing Date and will be made available at the office of Banc of
America Securities LLC, Charlotte, North Carolina or, upon the Underwriter's request, through the facilities of The Depository Trust Company.

      SECTION 4.  Offering by the Underwriter.

            (a) It is understood that the Underwriter proposes to offer the
      Offered Certificates subject to this Agreement for sale to the public
      (which may include selected dealers) on the terms as set forth in the
      Final Prospectus.

            (b) The Underwriter represents and warrants to, and agrees with, the
      Company, that:

            In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of
Certificates to the public in that Relevant Member State at any time:

                  (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (ii) to any legal entity which has two or more of (1) an
      average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (iii) in any other circumstances which do not require the
      publication by the issuer of a prospectus pursuant to Article 3 of the
      Prospectus Directive.

            For the purposes of this representation, the expression an "offer of
Certificates to the public" in relation to any Offered Certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the
Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means the

                                        4

European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom
Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Certificates in circumstances in which
Section 21(1) of the FSMA does not apply to the issuer.

            It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered
Certificates in, from or otherwise involving the United Kingdom.

      SECTION 5. Covenants of the Company. The Company hereby covenants and agrees with the Underwriter that:

            (a) Prior to the termination of the offering of the Offered
      Certificates, the Company will not file any amendment of the Registration
      Statement or supplement (including the Final Prospectus) to the Basic
      Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Underwriter promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Offered Certificates shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final
      Prospectus or for any additional information, (iv) of the issuance by the
      Commission of any stop order suspending the effectiveness of the
      Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered
      Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Offered
      Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the
      Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any

                                        5

      required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.

            (c) The Company will furnish to the Underwriter and counsel for the
      Underwriter, without charge, executed copies of the Registration Statement
      (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of the Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering.

            (d) The Company will furnish such information as may be required and otherwise cooperate in qualifying the Offered Certificates for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the
      Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      SECTION 6. Conditions to the Obligations of the Underwriter. The
obligation of the Underwriter to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the
Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the
Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the
Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Underwriter shall have received from
      PricewaterhouseCoopers LLP (i) a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder and otherwise in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter and (ii) if requested by the Underwriter, a letter dated the Closing Date, updating the letter referred to in clause
      (i) above, in form and substance reasonably satisfactory to the
      Underwriter and counsel for the Underwriter.

            (b) All actions required to be taken and all filings required to be made by the Company under the Act prior to the sale of the Offered
      Certificates shall have been duly taken and made. At and prior to the
      Closing Date, no stop order suspending the effectiveness of the
      Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Underwriter, shall have been contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, the Servicer or the

                                        6

      Master Servicer which, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Offered Certificates;
      (ii) any downgrading in the rating of the Servicer or the Master Servicer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Servicer or the Master Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New
      York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, North Carolina or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates.

            (d) The Underwriter shall have received a certificate dated the
      Closing Date of an executive officer of the Company in which such officer shall state that, to the best of such officer's knowledge after reasonable inspection, (i) the representations and warranties of the Company contained in the Basic Documents are true and correct with the same force and effect as if made on the Closing Date and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (e) The Underwriter shall have received an opinion of counsel to the
      Trustee, dated the Closing Date, in form and substance satisfactory to the
      Underwriter and its counsel.

            (f) [Reserved]

            (g) [Reserved]

            (h) The Underwriter shall have received an opinion of [Orrick,
      Herrington & Sutcliffe LLP][Cadwalader, Wickersham & Taft LLP][Hunton &
      Williams LLP], special counsel to the Company and BANA, dated the Closing
      Date, in form and substance satisfactory to the Underwriter and its counsel.

            (i) The Underwriter shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to any
      Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

            (j) The Underwriter shall have received from [Orrick, Herrington &
      Sutcliffe LLP][Cadwalader, Wickersham & Taft LLP][Hunton & Williams LLP],
      special counsel for the Underwriter, a letter dated the Closing Date with respect to the Final Prospectus,

                                        7

      substantially to the effect that nothing has come to such counsel's attention in the course of its review of the Final Prospectus which causes it to believe that the Final Prospectus, as of the date of the Prospectus
      Supplement or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated
      therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any view as to any information incorporated by reference in the Final Prospectus or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Final Prospectus.

            (k) The Underwriter shall have received an opinion of counsel to the
      Master Servicer and Securities Administrator, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

            (l) On or before the Closing Date, the Underwriter shall have received evidence satisfactory to it that each class of Offered
      Certificates has been given the ratings set forth on Schedule I hereto.

            (m) At the Closing Date, the Certificates and the Pooling Agreement
      will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

            (n) The Underwriter shall not have discovered and disclosed to the
      Company on or prior to the Closing Date that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of counsel to the Underwriter, is material and is required to be stated
      therein or is necessary to make the statements therein not misleading.

            (o) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling
      Agreement, the Mortgage Loan Purchase Agreement, the Certificates, the
      Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      The Company will provide or cause to be provided to the Underwriter such conformed copies of such opinions, certificates, letters and documents as the
Underwriter may reasonably request.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

      If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the
Underwriter by notice to the

                                        8

Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in
Section 7.

      SECTION 7. Reimbursement of the Underwriter's Expenses. If the sale of the
Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the
Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Offered
Certificates.

      SECTION 8.  Indemnification and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, to which it may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any
Free Writing Prospectus (as defined in Section 11(a)) prepared by the Company or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case, at the time at which an investor in the Offered Certificates enters into a contract of sale for the Offered Certificates, or if such contract of sale is subsequently terminated and a new contract of sale is entered into by mutual agreement between such investor and the Underwriter, such time at which the new contract of sale is entered into (such time, the "Time of Sale"), to the person asserting a claim, when considered in conjunction with all information with respect to the offering of the Offered Certificates which has been conveyed to such investor at the Time of Sale, and the Company agrees to reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof.
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                                        9

      (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to (A) written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Free Writing Prospectus (as defined in Section
11(c)) prepared by or on behalf of the Underwriter; except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any error in any Issuer Information
(as defined in Section 11(b)) (an "Issuer Error") furnished by the Company to the Underwriter in writing or by electronic transmission that was used in the preparation of any Free Writing Prospectus, other than an Issuer Error as to which, prior to the Time of Sale of the Offered Certificates to the person asserting a claim, the Company notified the Underwriter in writing of the Issuer
Error or provided in written or electronic form information superseding or correcting such Issuer Error (in any such case, a "Corrected Issuer Error").
This indemnity agreement will be in addition to any liability which the
Underwriter may otherwise have. The Company acknowledges that the statements set forth in the Prospectus Supplement in the first sentence of the last paragraph on the cover page and in the second, third and fifth paragraphs under the heading "Method of Distribution" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity.

      (c) [Reserved]

      (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof;
but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party;
provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more

                                       10

than one separate counsel, approved by the Underwriter in case of subparagraphs
(a) or (c), representing the indemnified parties under subparagraphs (a) or (c)
who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and
except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

      (e) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) or (b) of this Section
8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriter on the grounds of policy or otherwise, the Company or the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company or the Underwriter may be subject, as follows:

            (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Free
      Writing Prospectus, in such proportion as is appropriate to reflect the relative benefit received by each of the Company and the Underwriter; and

            (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Free Writing
      Prospectus, in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities
      (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Free Writing Prospectus results from information prepared by the
      Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange
Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the
Exchange Act, and each officer of the Company who shall have signed the
Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but

                                       11

the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

      SECTION 9. Representations and Indemnities to Survive; No Fiduciary Duty.

      (a) The respective agreements, representations, warranties, indemnities and other statements of the Company and its respective officers and of the
Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the
Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 7 and 8 hereof and this Section 9 shall survive the termination or cancellation of this
Agreement.

      (b) The Company acknowledges and agrees that in connection with all aspects of the transactions contemplated herein, the Company and its affiliates have arm's-length business relationships with the Underwriter and its affiliates that create no fiduciary duty on the part of the Underwriter or any of its affiliates, and each such party expressly disclaims any fiduciary relationship.

      SECTION 10. Effectiveness of Agreement and Termination. This Agreement
shall become effective upon the execution and delivery hereof by the parties hereto.

      This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by federal authorities or (iii)
there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the
United States is such as to make it, in the reasonable judgment of the
Underwriter, impracticable to market the Offered Certificates.

      SECTION 11. Offering Communications; Free Writing Prospectuses.

      (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus").
Without limitation thereby, without the prior written consent of the Company
(which consent may be withheld for any reason), the Underwriter shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of
Regulation AB under the Act ("ABS Informational and Computational Material"), in
reliance upon Rules 167 and 426 under the Act.

                                       12

            (b) (i) The Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (A) any Free Writing
Prospectus prepared by or on behalf of the Underwriter that contains any "issuer information," as defined in Rule 433(h) under the Act ("Issuer Information"), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates.

                  (ii) Notwithstanding the provisions of Section (b)(i), any
Free Writing Prospectus described therein that contains only ABS Informational and Computational Materials, may be delivered by the Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.

            (c) The Underwriter represents and warrants to the Company that the
Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 9(b)(i) or (ii) will constitute all Free Writing
Prospectuses of the type described therein that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the
Certificates.

            (d) The Underwriter represents and warrants to the Company that each
Free Writing Prospectus required to be provided by it to the Company pursuant to
Section 11(b)(i) or (ii) did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit any material fact required to be stated
therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the
Company to the Underwriter which information was not corrected by information subsequently supplied by the Company to the Underwriter prior to the sale to the investor of the Certificates which resulted in a loss, claim, damage or liability arising out of or based upon such misstatement or omission.

            (e) The Company agrees to file with the Commission the following:

                        (i) Any Free Writing Prospectus that constitutes an
"issuer free writing prospectus," as defined in Rule 433(h) under the Act;

                        (ii) Any Free Writing Prospectus or portion thereof
delivered by the Underwriter to the Company pursuant to Section 11(b) hereof;
and

                        (iii) Any Free Writing Prospectus for which the Company
or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the
Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            (f) Any Free Writing Prospectus required to be filed pursuant to
Section 11(e) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

                                       13

                        (i) any Free Writing Prospectus or portion thereof
required to be filed that contains only the description of the final terms of the Certificates may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

                        (ii) any Free Writing Prospectus or portion thereof
required to be filed that contains only ABS Informational and Computational
Material may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the
Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus;

                        (iii) any Free Writing Prospectus required to be filed
pursuant to Section 11(e)(3) may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

                        (iv) the Issuer shall not be required to file (A)
Issuer Information contained in any Free Writing Prospectus of an offering participant other than the Issuer, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or
(B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does reflect the final terms thereof.

            (g) The Underwriter shall file with the Commission any Free Writing
Prospectus that is used or referred to by it and distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free
Writing Prospectus.

            (h) Notwithstanding the provisions of Section 9(g), the Underwriter shall file with the Commission any Free Writing Prospectus for which the
Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (i) Notwithstanding the provisions of Sections 9(e) and 9(g), neither the Issuer nor the Underwriter shall be required to file any Free
Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (j) The Company and the Underwriter each agree that any Free Writing
Prospectuses prepared by it shall contain the following legend:

                                       14

            The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this
            communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[XX-XXX-XXXX].

            (k) The Company and the Underwriter agree to retain all Free Writing
Prospectuses that they have used and that are not required to be filed pursuant to this Section 9 for a period of three years following the initial bona fide offering of the Certificates.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to the Underwriter shall be directed to Banc of America Securities LLC, 214 North Tryon Street,
NC1-027-21-04, Charlotte, North Carolina 28255, Attention: ____________________;
and notices to the Company shall be directed to it at Banc of America Funding
Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention:
Associate General Counsel, with a copy to the Treasurer.

      SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH
REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY
ITS TERMS APPLIES TO THIS AGREEMENT).

      SECTION 15. No Advisory or Fiduciary Responsibility. The Company
acknowledges and agrees that: (i) the purchase and sale of the Offered
Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the

                                       15

Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed, nor will it assume, an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto
(irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the
Underwriter with respect to any breach or alleged breach of fiduciary duty.

      SECTION 16. Miscellaneous.

      (a) This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

      (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

      (c) This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

      (d) The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      SECTION 17. Non-Petition.

      The Underwriter hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Company for the non-payment to the
Underwriter of any amounts provided by this Agreement or otherwise until one year and one day after the payment in full of all amounts due on the
Certificates in accordance with the terms of the Pooling Agreement.

                                       16

      If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                                            Very truly yours,

                                            BANC OF AMERICA FUNDING CORPORATION

                                            By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BANC OF AMERICA SECURITIES LLC

By:
      -----------------------------
      Name:
      Title:

                                       17

                                   SCHEDULE I

Offered Certificates: Class A-1, Class A-PO, Class A-R, Class B-1, Class B-2,
Class B-3

Registration Statement File Number: 333-130536

Initial Class Certificate Balances of Offered Certificates:

                                             Initial Class
           Class                          Certificate Balance
      ------------------             ------------------------------
         Class A-1
         Class A-PO
         Class A-R
         Class B-1
         Class B-2
         Class B-3

Purchase Price:                        $ ______________________________

Classes of Book-Entry
Certificates:                          Class A-1, Class A-PO, Class B-1, Class
                                       B-2, Class B-3

Description                            of Mortgage Loans: A pool of [fixed] rate
                                       first mortgage loans having an aggregate
                                       principal balance as of the Cut-off Date
                                       of approximately $__________________. The
                                       Mortgage Loans are [fixed] interest rate
                                       mortgage loans secured by one- to
                                       four-family residential properties.

Denominations:                         The Offered Certificates listed above
                                       under Book-Entry Certificates will be
                                       issued in book-entry form. Each such
                                       Class of Certificates will be evidenced
                                       by one or more certificates registered in
                                       the name of Cede & Co. ("Cede") in the
                                       aggregate amount equal to the Initial
                                       Class Certificate Balance of such Class.
                                       Interests in such Classes of Offered
                                       Certificates issued in the name of Cede
                                       (except the Class A-PO, Class B-1, Class
                                       B-2 and Class B-3 Certificates) may be
                                       purchased by investors in minimum
                                       denominations of $[1,000] and integral
                                       multiples of $[1]. Interests in the Class
                                       A-PO, Class B-1, Class B-2 and Class B-3
                                       Certificates may be purchased in minimum
                                       denominations of $[25,000] and integral
                                       multiples of $[1]. The Class A-R
                                       Certificate will be issued as a single
                                       certificate in a denomination of $100.

Cut-off Date:                          __________ __, 20__.

Pass-Through Rate:

              Class                             Rate
      ----------------------        ----------------------------
            Class A-1
            Class A-PO                     Principal Only
            Class B-1
            Class B-2
            Class B-3

Certificate Ratings:

 Class                  [Name of Rating Agency]         [Name of Rating Agency]
 -----                  -----------------------         -----------------------
 Class A-1                        [ ]                             [ ]
 Class A-PO                       [ ]                             [ ]
 Class A-R                        [ ]                           [None]
 Class B-1                        [ ]                           [None]
 Class B-2                        [ ]                           [None]
 Class B-3                        [ ]                           [None]